SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                      Date of Report: October 6, 1998



                           BIOMUNE SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)



                    Commission File Number:  0-11472

         Nevada                                     87-0380088
 (State of Incorporation)              (I.R.S. Employer Identification No.)


     2401 South Foothill Drive, Salt Lake City, UT             84109
     (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:(801) 466-3441

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ITEM 5.   Other Events

     In February 1997, Biomune Systems, Inc. (the "Company" or the "Registrant") declared that it would divest itself of its wholly owned subsidiary Volu-Sol, Inc. ("Volu-Sol") in a dividend by which one share of Volu-Sol Common Stock would be issued to each Biomune stockholder of record as of March 5, 1997 for every 10 shares of Biomune Common Stock held by such stockholder. In November 1997, Biomune declared a 1 for 10 reverse stock split of its issued and outstanding shares. The divestiture of Volu-Sol was effective as of October 1, 1997. Volu-Sol registered its Common Stock as a class under Section 12(g) of the Exchange Act of 1934 by filing a Form 10 S-B, which was declared effective by the SEC or became effective by operation of law on December 1, 1997. On or about February 1, 1998, the first dividend shares of Volu-Sol Common Stock were delivered to Biomune stockholders who had been shareholders of record as of March 5, 1997.

     Both Biomune and Volu-Sol were unaware that Nasdaq had announced
February 11, 1998 to be the ex-dividend date for the spin-off distribution, notwithstanding the fact that Biomune had previously notified Nasdaq and publicly announced that March 5, 1997 would be the ex-dividend date. Consequently, holders of Biomune Common Stock as of February 11, 1998 were in some cases informed that they would receive the dividend of one share Volu-Sol Common Stock for each share of Biomune Common Stock held by them as of such date.

     After consultation with the NASD, parent of the Nasdaq Stock Market, Biomune and Volu-Sol have agreed to issue additional shares of Volu-Sol Common Stock as part of the original dividend announced March 5, 1997, to cover (a) the dividend in Volu-Sol that technically inured to the benefit of the holders of the Company's Common Stock issued between March 5, 1997 and February 11, 1998 by reason of the Nasdaq action; and (b) short positions held by accounts which purchased the Company's Common Stock after March 5, 1997 and before February 11, 1998, which were purchases from accounts not then held in "street name" and which did not, therefore, by operation of Depository Trust procedures, send on the Volu-Sol dividend shares when they were physically received. Street name accounts were electronically credited with the dividend shares. Immediately prior to the issuance of such additional dividend shares, Volu-Sol had 2,111,216 shares of Common Stock issued and outstanding. The number of additional shares to be issued as part of the dividend is not expected to exceed 3,500,000 shares. The issuance of the additional dividend shares will not change the number of shares of Biomune Common Stock issued and outstanding.




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

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report, as amended, to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BIOMUNE SYSTEMS, INC.
                                       (Registrant)


                                       By: /s/ Michael G. Acton
                                       ----------------------------------
                                       Michael G. Acton
Date:  October 6, 1998                 Chief Executive Officer





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